Exhibit 99.1

NEWS RELEASE

42 E. Lancaster Avenue Paoli, Pennsylvania 19301 | 610-644-9400 | http://ir.malvernbancorp.com

Investor Contacts:

Joseph D. Gangemi

610-695-3676

Media Contact:

Nathanial Jordan

610-695-3646

Malvern Bancorp, Inc. Reports Fourth Quarter and Fiscal Year End Operating Results

PAOLI, PA., December 2, 2022 – Malvern Bancorp, Inc. (NASDAQ: MLVF) (the “Company”), the parent company of Malvern Bank, National Association (the “Bank”), today reported operating results for the fourth fiscal quarter and year ended September 30, 2022. Net income amounted to $2.6 million, or $0.34 per fully diluted common share, compared with a net loss of ($6.2) million, or ($0.82) per fully diluted common share, for the quarter ended September 30, 2021. Annualized return on average assets (“ROAA”) was 1.01% for the quarter ended September 30, 2022, compared to (2.06%) for the quarter ended September 30, 2021, and annualized return on average equity (“ROAE”) was 7.08% for the quarter ended September 30, 2022, compared with (16.59%) for the quarter ended September 30, 2021.

For the fiscal year ended September 30, 2022, net income amounted to $7.0 million, or $0.92 per fully diluted common share, compared with a net loss of ($92,000), or ($0.01) per fully diluted common share, for the fiscal year ended September 30, 2021. ROAA was 0.63% for the fiscal year ended September 30, 2022, compared to (0.01%) for the fiscal year ended September 30, 2021, and ROAE was 4.79% for the fiscal year ended September 30, 2022, compared with (0.06%) for the fiscal year ended September 30, 2021.

“In our fourth quarter we earned $2.6 million in net income and net revenue of $8.5 million with improved returns on average assets and average equity of 1.01% and 7.08% respectively. Results for the period were driven by growth in net interest income supported by stable levels of loans and deposits. Overall our businesses continued to benefit from good underlying consumer and business conditions as well as new business at a measured pace and by continuing to deepen and expand existing relationships, said Anthony C. Weagley, President & CEO. “Credit quality improved during the period and remains stable; during the quarter our net charge-off ratio improved compared to the same period in 2021. We continue to focus on maintaining a sound balance sheet supported by strong capital and liquidity positions. In light of the shifting economic environment and broader macro factors, we continue to plan for continued volatility and the resultant possible outcomes and will continue to manage the Bank in a conservative, disciplined manner, continued Mr. Weagley.

Statement of Operations Highlights for the three months and year ended September 30, 2022

●

Net interest margin (“NIM”) increased 65 basis points to 3.26% for the quarter ended September 30, 2022, compared to 2.61% for the quarter ended September 30, 2021. The increase was primarily driven by a reduction in total interest expense.

●

Total interest expense decreased $4.7 million, or 45.1%, to $5.7 million for the fiscal year ended September 30, 2022, compared to $10.4 million for the fiscal year ended September 30, 2021, which resulted primarily from a decrease in average rate and volume of interest-bearing liabilities.

●

Net interest income increased $1.3 million, or 4.5%, to $29.3 million for the fiscal year ended September 30, 2022, compared to $28.1 million for the fiscal year ended September 30, 2021, which resulted from a decrease in average rate and volume of interest-bearing liabilities.

●	The Company did not record a provision for loan losses during the quarter or fiscal year ended September 30, 2022.

Linked Quarter Financial Ratios

(unaudited)

As of or for the quarter ended:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Return on average assets (1)	1.01%	0.69%	0.18%	0.69%	(2.06% )
Return on average equity (1)	7.08%	5.06%	1.43%	5.61%	(16.59% )
Net interest margin (1)	3.26%	2.97%	2.81%	2.78%	2.61%
Loans / deposits ratio	103.19%	102.91%	94.57%	95.06%	97.41%
Shareholders' equity / total assets	14.02%	14.11%	13.11%	12.54%	11.76%
Efficiency ratio (2)	62.1%	70.0%	91.1%	66.3%	68.7%
Book value per common share	$19.18	$19.03	$18.95	$18.97	$18.65

(1)   Annualized.
(2)   3/31/2022 quarter includes the impact of a valuation allowance adjustment related to a held-for-sale commercial real estate loan.

Linked Quarter Statement of Operation Data

(unaudited)

(in thousands, except share and per share data)

For the quarter ended:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Net interest income	$7,909	$7,293	$6,954	$7,158	$6,825
Provision for loan losses	-	-	-	-	10,626
Net interest income (loss) after provision for loan losses	7,909	7,293	6,954	7,158	(3,801)
Other income	557	482	561	727	579
Other expense	5,254	5,439	6,845	5,228	5,084
Income (loss) before income tax expense	3,212	2,336	670	2,657	(8,306)
Income tax expense (benefit)	634	502	148	640	(2,116)
Net income (loss)	$2,578	$1,834	$522	$2,017	$(6,190)
Earnings (loss) per common share
Basic	0.34	0.24	0.07	0.27	(0.82)
Diluted	0.34	0.24	0.07	0.27	(0.82)
Weighted average common shares outstanding
Basic	7,574,870	7,569,806	7,554,955	7,551,606	7,548,958
Diluted	7,581,105	7,574,266	7,556,194	7,553,208	7,550,766

Net Interest Income

Net interest income was $7.9 million for the quarter ended September 30, 2022, an increase of $1.1 million, or 15.9%, from $6.8 million for the quarter ended September 30, 2021. For the quarter ended September 30, 2022, NIM increased by 65 basis points to 3.26%, as compared to 2.61% for the quarter ended September 30, 2021. This increase was primarily driven by a reduction in total interest expense as the cost of interest-bearing liabilities decreased by 14 basis points, driven by lower interest rates and average balances of deposits and borrowings, compared to the quarter ended September 30, 2021.

Net interest income was $29.3 million for the fiscal year ended September 30, 2022, an increase of $1.3 million, or 4.5%, from $28.1 million for the fiscal year ended September 30, 2021. For the fiscal year ended September 30, 2022, NIM increased by 33 basis points to 2.95%, as compared to 2.62% for the fiscal year ended September 30, 2021. Consistent with the current quarter, this increase was primarily driven by the decrease in cost of interest-bearing liabilities compared to the fiscal year ended September 30, 2021.

Interest Income

For the quarters ended September 30, 2022 and September 30, 2021, total interest income was $9.3 million and $8.9 million, respectively. Total interest income increased $453,000, or 5.1% for the quarter ended September 30, 2022, compared to the quarter ended September 30, 2021, primarily due to rising interest rates resulting in additional interest income from net loans and investment securities partially offset by lower average loans and investment securities.

For the fiscal year ended September 30, 2022, total interest income was $35.0 million, a decrease of $3.4 million or 8.9%, from $38.4 for the fiscal year ended September 30, 2021. The decrease was driven by a decline in interest earning assets of $78.9 million, resulting from a $129.3 million, or 13.1%, decline in average loans partially offset by an increase of $38.4 million, or 65.5%, of investment securities for the fiscal year ended September 30, 2022, as compared to the same period in fiscal year 2021. During the fiscal year ended September 30, 2022, compared to the same period in fiscal year 2021, the volume-related factors during the period contributed to a decrease in interest income on loans of $4.8 million, while the rate-related factors increased interest income on loans by $247,000.

Interest Expense

For the quarter ended September 30, 2022, interest expense decreased by $631,000, or 31.0%, to $1.4 million, compared to $2.0 million for the quarter ended September 30, 2021. The decrease in interest expense is attributable to lower interest rates and lower average deposits during the comparable period. Total interest-bearing liabilities declined $172.8 million, or 17.6%, to $812.0 million, and the average rate on interest-bearing liabilities fell 14 basis points to 0.69%, compared to 0.83%, during the fiscal year ended September 30, 2022 compared to the same period in fiscal year 2021.

Total interest expense decreased by $4.7 million, or 45.1%, to $5.7 million for the fiscal year ended September 30, 2022, compared to $10.4 million for the fiscal year ended September 30, 2021. Similar to the quarter ended September 30, 2022, the decrease in interest expense is attributable to lower interest rates and lower average deposits and borrowings. The annualized average rate on total interest-bearing liabilities decreased to 0.64% for the fiscal year ended September 30, 2022, from 1.03% for the fiscal year ended September 30, 2021. This decrease primarily reflects a decrease in the average rate of interest-bearing deposits of 0.34% and a decrease in the average rate of borrowings of 0.23%. The decrease in the average rate of interest-bearing deposits consisted of a 40 basis points decrease in the average rate of certificates of deposit, a 22 basis points decrease in the average rate of money market accounts, and a 39 basis points decrease in average rate of other interest-bearing deposit accounts.

Other Income

Other income decreased $22,000, or 3.8%, during the quarter ended September 30, 2022, compared to the quarter ended September 30, 2021. The decrease in other income was primarily due to a decrease in net gains on sale of loans by $23,000 to $22,000 for quarter ended September 30, 2022, compared to $45,000 for the quarter ended September 30, 2021.

For the fiscal year ended September 30, 2022, total other income decreased $1.4 million, or 38.2%, to $2.3 million compared to $3.8 million for the fiscal year ended September 30, 2021. This decrease was primarily the result of a $1.5 million decrease in net gains on sale of investment securities and mortgage loans.

Other Expense

Other expense for the quarter ended September 30, 2022 increased $170,000, or 3.3%, to $5.3 million when compared to the quarter ended September 30, 2021. The increase was primarily due to an increase of $108,000 in other operating expense, primarily related to ongoing real estate taxes paid on one loan held for sale, and a $65,000 increase in professional fees.

Other expense for the fiscal year ended September 30, 2022 increased $1.8 million, or 8.7%, to $22.8 when compared to the fiscal year ended September 30, 2021. The increase was primarily due to $1.5 million of real estate tax expense and $359,000 valuation allowance adjustment on a $13.3 million loan held for sale. Professional fees increased by $653,000 to $3.8 million at September 30, 2022, from $3.2 million at September 30, 2021, primarily due to legal fees associated with loan workouts and related matters concerning nonperforming loans. These increases were offset by a decrease in other real estate owned (“OREO”) expenses of $561,000 to $305,000 at September 30, 2022, when compared to $866,000 for the fiscal year ended September 30, 2021.

Income Taxes

The Company recorded income tax expense of $634,000 during the quarter ended September 30, 2022, compared to an income tax benefit of $2.1 million for the quarter ended September 30, 2021. The effective tax rates for the Company for the quarters ended September 30, 2022 and September 30, 2021 were 19.74% and 25.48%, respectively.

For the fiscal year ended September 30, 2022 income tax expense increased by $2.1 million, to $1.9 million from an income tax benefit of $212,000 for the fiscal year ended September 30, 2021. The effective tax rates for the Company for the fiscal years ended September 30, 2022 and 2021 were 21.68% and 69.74%, respectively.

Statement of Financial Condition Highlights at September 30, 2022

●	Non-performing assets (“NPAs”) were 0.12% and 0.72% of total assets at September 30, 2022 and September 30, 2021, respectively.

●	Non-performing loans (“NPLs”) were 0.12% and 0.40% of total loans at September 30, 2022 and September 30, 2021, respectively.

●

The Bank disposed of one $4.7 million other real estate owned property at carrying value and recorded one new $259,000 other real estate owned property, during the September 30, 2022 quarter end period.

●

Total assets were $1.0 billion at September 30, 2022, a decrease of $164.8 million, or 13.6%, compared to September 30, 2021. The decrease was primarily due to a $101.1 million decline in net loans receivable driven by payoffs and pay downs during the fiscal year period, and $95.0 million decline in cash and due from depository institutions.

●

Total liabilities were $897.9 million at September 30, 2022, a decrease of $169.1 million, or 15.8%, compared to September 30, 2021. The decrease was primarily due to a decrease of $152.8 million in total deposits, and the repayment of a $10.0 million FHLB advance.

●	Book value per common share amounted to $19.18 at September 30, 2022, compared to $18.65 at September 30, 2021.

Linked Quarter Statement of Condition Data

(in thousands, unaudited)

At the quarter ended:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Cash and due from depository institutions	$4,677	$9,560	$49,674	104,568	$99,670
Interest bearing deposits in depository institutions	48,590	30,199	72,349	30,336	36,920
Investment securities, available for sale, at fair value	49,844	53,080	54,183	41,718	40,813
Equity securities	1,374	1,412	1,445	1,491	1,500
Investment securities held to maturity, at amortized cost	58,767	52,350	48,512	39,045	28,507
Restricted stock, at cost	7,104	6,027	6,462	6,294	7,776
Loans held-for-sale	13,780	13,863	13,244	13,616	33,199
Loans receivable, net of allowance for loan losses	801,854	805,957	799,310	858,203	902,981
Other real estate owned	259	4,763	4,961	4,961	4,961
Accrued interest receivable	4,252	3,671	3,478	3,394	3,512
Property and equipment, net	5,231	5,365	5,486	5,635	5,777
Deferred income taxes, net	3,722	3,975	3,632	3,461	3,530
Bank-owned life insurance	26,233	26,063	25,896	26,224	26,056
Other assets	18,673	13,268	14,964	14,254	13,941
Total assets	$1,044,360	$1,029,553	$1,103,596	$1,153,200	$1,209,143
Deposits	$785,323	$791,694	$854,437	$912,688	$938,159
FHLB advances	80,000	60,000	60,000	60,000	90,000
Subordinated debt	25,000	25,000	25,000	24,974	24,934
Other liabilities	7,592	7,569	19,609	10,981	13,882
Shareholders’ equity	146,445	145,290	144,550	144,557	142,168
Total liabilities and shareholders’ equity	$1,044,360	$1,029,553	$1,103,596	$1,153,200	$1,209,143

Condensed Consolidated

Average Statement of Condition

(in thousands, unaudited)

For the quarter ended:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Investment securities	$116,004	$113,539	$97,697	$82,126	$75,004
Interest-bearing cash accounts	26,581	48,161	36,452	32,775	26,339
Loans, net of allowance for loan losses	817,938	811,829	846,420	899,430	933,727
All other assets	62,134	93,481	148,374	163,117	165,439
Total assets	$1,022,657	$1,067,010	$1,128,943	$1,177,448	$1,200,509
Non-interest-bearing deposits	$57,195	$57,479	$54,501	$54,092	$51,534
Interest-bearing deposits	718,760	767,843	829,050	876,269	869,914
FHLB advances	67,174	60,000	60,000	66,847	90,000
Other short-term borrowings	1,087	-	-	120	-
Subordinated debt	25,000	25,000	24,990	24,952	24,917
Other liabilities	7,762	11,658	14,250	11,408	14,907
Shareholders’ equity	145,678	145,030	146,152	143,760	149,237
Total liabilities and shareholders’ equity	$1,022,657	$1,067,010	$1,128,943	$1,177,448	$1,200,509

Deposits

Total deposits decreased $152.8 million, or 16.3%, from $938.2 million at September 30, 2021 to $785.3 million at September 30, 2022. The decrease in deposits was primarily related to a reduction of $105.8 million in money market deposits and $95.8 million in interest-bearing deposits, partially offset by an increase of $39.9 million in time deposits.

The Company continues to focus on the maintenance and development of its deposit base strategically with its funding requirements and liquidity needs, with an emphasis on serving the needs of its communities to provide a long-term relationship base to efficiently compete for and retain deposits in its market.

The following table reflects the composition of the Company’s deposits as of the dates indicated.

(in thousands, unaudited)
At quarter ended:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Demand:
Non-interest-bearing	$58,014	$56,731	$54,712	$60,320	$53,849
Interest-bearing	240,819	270,532	302,468	335,411	336,645
Savings	55,288	54,184	54,074	56,342	50,582
Money market	279,699	301,165	328,324	346,023	385,480
Time	151,503	109,082	114,859	114,592	111,603
Total deposits	$785,323	$791,694	$854,437	$912,688	$938,159

Loans

Total net loans amounted to $801.9 million at September 30, 2022, compared to $903.0 million at September 30, 2021, resulting in a net decrease of $101.1 million, or 11.2%, for the period, driven by higher loan payoffs and paydowns during the period primarily in the commercial and construction and development loan categories. Loans held-for-sale amounted to $13.8 million at September 30, 2022, compared to $33.2 million at September 30, 2021. The decline in loans held-for-sale was primarily related to the sale in the December 31, 2021 quarter of three commercial loans totaling $18.9 million. Average loan balances for the year ended September 30, 2022 totaled $854.8 million as compared to $984.1 million for the same period ending September 30, 2021, representing a decrease of $129.3 million or 13.1%.

At September 30, 2022, gross loans, which excludes loans held-for-sale, remained weighted toward two primary components: the commercial and core residential portfolios, with commercial loans accounting for 72.8% and single-family residential real estate loans accounting for 21.7% of the gross loan portfolio at such date. Construction and development loans amounted to 3.1% and consumer loans represented 2.4% of the gross loan portfolio at such date. The decrease in the gross loan portfolio at September 30, 2022, compared to September 30, 2021, primarily reflected decreases of $40.0 million in commercial loans, $22.8 million in residential mortgage loans, and $38.8 million in construction and development loans.

The following table reflects the Company’s loan portfolio composition, excluding loans held-for-sale.

(in thousands, unaudited)
At quarter ended:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Residential mortgage	$175,957	$176,499	$177,669	$187,516	$198,710
Construction and Development:
Residential and commercial	24,362	20,459	25,558	56,876	61,492
Land	550	2,054	4,603	2,138	2,204
Total construction and development	24,912	22,513	30,161	59,014	63,696
Commercial:
Commercial real estate	406,914	407,783	400,974	416,248	426,915
Farmland	11,506	15,348	15,624	15,582	10,297
Multi-family	55,295	54,879	54,788	54,448	66,332
Commercial and industrial	102,703	104,504	101,354	106,493	115,246
Other	13,356	13,955	7,978	7,433	10,954
Total commercial	589,774	596,469	580,718	600,204	629,744
Consumer:
Home equity lines of credit	13,233	12,432	12,283	13,174	13,491
Second mortgages	4,395	4,605	4,969	5,384	5,884
Other	2,136	2,182	2,237	2,282	2,299
Total consumer	19,764	19,219	19,489	20,840	21,674
Total loans	810,407	814,700	808,037	867,574	913,824
Deferred loan costs, net	537	566	574	667	629
Allowance for loan losses	(9,090)	(9,309)	(9,301)	(10,037)	(11,472)
Loans Receivable, net	$801,854	$805,957	$799,310	$858,204	$902,981

At September 30, 2022 the Company had $119.2 million in overall undisbursed loan commitments, which consisted primarily of available usage from active construction facilities, unused commercial lines of credit, and home equity lines of credit.

Asset Quality

Non-accrual loans, excluding loans held-for-sale, totaled $753,000 at September 30, 2022, and $3.7 million at September 30, 2021. The decrease in non-accrual loans was primarily due a charge-off of $2.4 million related to one non-accrual commercial and industrial loan during the fiscal year and then transferred to OREO at a carrying value of $259,000. The decrease in OREO of $4.7 million at September 30, 2022, compared to September 30, 2021, was attributed to a sale at carrying value and the transfer of a new commercial and industrial loan to OREO during the quarter totaling $259,000. Excluding the OREO property, NPAs totaled $1.0 million, or 0.10% of total assets, at September 30, 2022, and $3.7 million, or 0.31% of total assets, at September 30, 2021.

Performing troubled debt restructured (“TDR”) loans were $4.8 million at September 30, 2022, and $17.6 million at September 30, 2021. The decrease is primarily related to two TDR commercial real estate loans totaling $11.4 million that were sold during the December 31, 2021 period.

At September 30, 2022, NPAs totaled $1.3 million, or 0.12% of total assets, as compared with $8.7 million, or 0.72% of total assets, at September 30, 2021. The decrease in NPAs is due to the decrease in non-accrual loans and OREO as described above.

Non-Performing Asset and Other Asset Quality Data:

(dollars in thousands, unaudited)
As of or for the quarter ended:	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Non-accrual loans	$753	$1,075	$1,101	$1,790	$3,697
Loans 90 days or more past due and still accruing	243	401	3	-	-
Total non-performing loans	996	1,476	1,104	1,790	3,697
OREO	259	4,763	4,961	4,961	4,961
Total NPAs	$1,255	$6,239	$6,065	$6,751	$8,658
Performing TDR loans	$4,810	$5,753	$5,787	$6,310	$17,601

NPAs / total assets	0.12%	0.61%	0.55%	0.59%	0.72%
Non-performing loans / total loans	0.12%	0.18%	0.14%	0.21%	0.40%
Net charge-offs	$215	$(8)	$736	$1,436	$10,754
Net charge-offs /average loans(1)	0.11%	(0.00%)	0.35%	0.63%	4.61%
Allowance for loan losses / total loans	1.12%	1.14%	1.15%	1.16%	1.26%
Allowance for loan losses / non-performing loans	912.7%	630.7%	842.5%	560.7%	310.3%

Total assets	$1,044,360	$1,029,553	$1,103,596	$1,153,200	$1,209,143
Total gross loans	810,407	814,700	808,037	867,574	913,824
Average net loans	817,938	811,829	846,420	899,430	933,727
Allowance for loan losses	9,090	9,309	9,301	10,037	11,472

(1)	Annualized.

The allowance for loan losses at September 30, 2022 amounted to $9.1 million, or 1.12% of total gross loans, compared to $11.5 million, or 1.26% of total gross loans, at September 30, 2021. The Company did not record a provision for loan losses for the quarter ended September 30, 2022, compared to $10.6 million provision for loan losses for the quarter ended September 30, 2021. The decline reflects the overall improvement in asset quality and decline in total loans of $101.1 million at September 30, 2022 compared to September 30, 2021.

Capital

At September 30, 2022 the Company’s total shareholders’ equity amounted to $146.4 million, or 14.0% of total assets, compared to $142.2 million, or 11.8% of total assets at September 30, 2021, which continues to exceed all regulatory capital requirements. At September 30, 2022, the Bank’s common equity Tier 1 capital ratio was 19.27%, Tier 1 leverage ratio was 16.30%, Tier 1 risk-based capital ratio was 19.27% and the total risk-based capital ratio was 20.34%. At September 30, 2021, the Bank’s common equity Tier 1 capital ratio was 16.13%, Tier 1 leverage ratio was 13.14%, Tier 1 risk-based capital ratio was 16.13% and the total risk-based capital ratio was 17.32%.

About Malvern Bancorp, Inc.

Malvern Bancorp, Inc. is the holding company for Malvern Bank, National Association (“Malvern Bank”), an institution that was originally organized in 1887 as a federally-chartered savings bank. Malvern Bank now serves as one of the oldest banks headquartered on the Philadelphia Main Line. For more than a century, Malvern Bank has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect, and integrity.

Malvern Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia, and through its nine other banking locations in Chester and Delaware counties, Pennsylvania, Morristown, New Jersey, its New Jersey regional headquarters and Palm Beach Florida. The Bank also maintains a representative office in Allentown, Pennsylvania.  The Bank’s primary market niche is providing personalized service to its client base.

Malvern Bank, through its Private Banking division, provides personalized investment advisory services to individuals, families, businesses, and non-profits. These services include banking, liquidity management, investment services, 401(k) accounts and planning, custody, tailored lending, wealth planning, trust and fiduciary services, family wealth advisory services and philanthropic advisory services.

The Bank offers insurance services though Malvern Insurance Associates, LLC, which provides clients a rich array of financial services, including commercial and personal insurance and commercial and personal lending.

For further information regarding Malvern Bancorp, Inc., please visit our web site at http://ir.malvernbancorp.com. For information regarding Malvern Bank, please visit our web site at http://www.mymalvernbank.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company, including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, and shareholder value creation.

Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the effects of, and changes in, trade, monetary and fiscal policies and laws, including changes in interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the impact of competition and the acceptance of the Company’s products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations; technological changes; any oversupply of inventory and deterioration in values of real estate in the markets in which the Company operates, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairment of securities held by the Company; the effects of the Company’s lack of a widely-diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings or outcomes in such proceedings; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; and the Company’s ability to manage the risk involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s Annual Report Filed on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

Further, it is difficult to predict the full impact of COVID-19 including the outbreak of its variants on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus and its variants can be controlled and the effects on general economic conditions. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we are subject to any of the following risks, any of which could continue to have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; the economy , and particularly commercial real estate markets may be affected; there may be high levels of unemployment , loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; if the economy is unable to continue to substantially reopen, and there are high levels of unemployment for extended periods of time, loan delinquencies, problem assets, and foreclosures may increase resulting in increased charges and reduced income; collateral for loans, especially commercial real estate, may continue to decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; due to fluctuation in interest rates, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our NIM and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely.

The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made, unless required by law.

MALVERN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30, 2022	September 30, 2021
(in thousands, except for share data)	(unaudited)
ASSETS
Cash and due from depository institutions	$4,677	$99,670
Interest bearing deposits in depository institutions	48,590	36,920
Total cash and cash equivalents	53,267	136,590
Investment securities available for sale, at fair value	49,844	40,813
Equity securities, at fair value	1,374	1,500
Investment securities held to maturity, at amortizing cost	58,767	28,507
Restricted stock, at cost	7,104	7,776
Loans held-for-sale	13,780	33,199
Loans receivable, net of allowance for loan losses	801,854	902,981
Other real estate owned	259	4,961
Accrued interest receivable	4,252	3,512
Property and equipment, net	5,231	5,777
Deferred income taxes, net	3,722	3,530
Bank-owned life insurance	26,233	26,056
Other assets	18,673	13,941
Total assets	$1,044,360	$1,209,143
LIABILITIES
Deposits:
Non-interest bearing	$58,014	$53,849
Interest-bearing	727,309	884,310
Total deposits	785,323	938,159
FHLB advances	80,000	90,000
Subordinated debt	25,000	24,934
Advances from borrowers for taxes and insurance	1,002	1,022
Accrued interest payable	543	572
Other liabilities	6,047	12,288
Total liabilities	897,915	1,066,975
SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value, 50,000,000 shares authorized; 7,828,344 and 7,633,828 issued and outstanding, respectively, at September 30, 2022, and 7,816,832 and 7,622,316 issued and outstanding, respectively, at September 30, 2021	76	76
Additional paid in capital	85,917	85,524
Retained earnings	67,247	60,296
Unearned Employee Stock Ownership Plan (ESOP) shares	(756)	(901)
Accumulated other comprehensive (loss) income	(3,176)	36
Treasury stock, at cost: 194,516 shares at September 30, 2022 and September 30, 2021	(2,863)	(2,863)
Total shareholders’ equity	146,445	142,168
Total liabilities and shareholders’ equity	$1,044,360	$1,209,143

MALVERN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in thousands, except for share data)	2022	2021	2022	2021
(unaudited)
Interest and Dividend Income
Loans, including fees	$8,323	$8,330	$31,832	$36,370
Investment securities, taxable	617	403	2,181	1,449
Investment securities, tax-exempt	153	30	394	107
Dividends, restricted stock	96	89	342	459
Interest-bearing deposits	126	10	250	31
Total Interest and Dividend Income	9,315	8,862	34,999	38,416
Interest Expense
Deposits	849	1,240	3,534	6,748
Short-term borrowings	4	-	4	48
Long-term borrowings	198	415	776	2,029
Subordinated debt	355	382	1,371	1,531
Total Interest Expense	1,406	2,037	5,685	10,356
Net interest income	7,909	6,825	29,314	28,060
Provision for Loan Losses	-	10,626	-	11,176
Net Interest Income after Provision for	7,909	(3,801)	29,314	16,884
Loan Losses
Other Income
Service charges and other fees	316	313	1,237	1,323
Rental income	48	54	196	217
Net gains on sale and call of investments	-	-	-	779
Net gains on sale of loans	22	45	100	788
Earnings on bank-owned life insurance	171	167	794	656
Total Other Income	557	579	2,327	3,763
Other Expense
Salaries and employee benefits	2,401	2,337	9,393	9,143
Occupancy expense	535	542	2,138	2,198
Federal deposit insurance premium	62	77	277	313
Advertising	32	33	129	109
Data processing	275	332	1,259	1,267
Professional fees	855	790	3,831	3,178
Other real estate owned expense, net	56	-	305	866
Pennsylvania shares tax	126	169	592	678
Other operating expenses	912	804	4,842	3,199
Total Other Expense	5,254	5,084	22,766	20,951
Income (loss) before income tax expense (benefit)	3,212	(8,306)	8,875	(304)
Income tax expense (benefit)	634	(2,116)	1,924	(212)
Net Income (loss)	$2,578	$(6,190)	$6,951	$(92)
Earnings (loss) per common share
Basic	$0.34	$(0.82)	$0.92	$(0.01)
Diluted	$0.34	$(0.82)	$0.92	$(0.01)
Weighted Average Common Shares Outstanding
Basic	7,574,870	7,548,958	7,563,648	7,537,408
Diluted	7,581,105	7,550,766	7,564,212	7,538,116

MALVERN BANCORP, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL AND STATISTICAL DATA

	Three Months Ended	Three Months Ended	Three Months Ended
(in thousands, except for share data) (annualized where applicable)	9/30/2022	6/30/2022	9/30/2021
(unaudited)
Statements of Operations Data
Interest income	$9,315	$8,557	$8,862
Interest expense	1,406	1,264	2,037
Net interest income	7,909	7,293	6,825
Provision for loan losses	-	-	10,626
Net interest income (loss) after provision for loan losses	7,909	7,293	(3,801)
Other income	557	482	579
Other expense	5,254	5,439	5,084
Income (loss) before income tax expense (benefit)	3,212	2,336	(8,306)
Income tax expense (benefit)	634	502	(2,116)
Net income (loss)	$2,578	$1,834	$(6,190)
Earnings (Loss) (per Common Share)
Basic	$0.34	$0.24	$(0.82)
Diluted	$0.34	$0.24	$(0.82)
Statements of Financial Condition Data (Period-End)
Equity securities	$1,374	$1,412	$1,500
Investment securities available for sale, at fair value	49,844	53,080	40,813
Investment securities held to maturity	58,767	52,350	28,507
Loans held-for-sale	13,780	13,863	33,199
Loans, net of allowance for loan losses	801,854	805,957	902,981
Total assets	1,044,360	1,029,553	1,209,143
Deposits	785,323	791,694	938,159
FHLB advances	80,000	60,000	90,000
Subordinated debt	25,000	25,000	24,934
Shareholders' equity	146,445	145,290	142,168
Common Shares Dividend Data
Cash dividends	$-	$-	$-
Weighted Average Common Shares Outstanding
Basic	7,574,870	7,569,806	7,548,958
Diluted	7,581,105	7,574,266	7,550,766
Operating Ratios
Return on average assets	1.01%	69.00%	(2.06% )
Return on average equity	7.08%	5.06%	(16.59% )
Average equity / average assets	14.25%	13.59%	12.43%
Book value per common share (period-end)	$19.18	$19.03	$18.65
Non-Financial Information (Period-End)
Common shareholders of record	369	371	379
Full-time equivalent staff	77	76	81